Exhibit (a)(1)(c)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

3.375% CONVERTIBLE SENIOR NOTES DUE 2038

CUSIP Number: 29275Y AA0*

ISSUED BY

ENERSYS

Pursuant to the Company Notice given by

EnerSys

Dated May 1, 2015

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY NOTICE, THE RIGHT OF HOLDERS TO SURRENDER NOTES FOR PURCHASE EXPIRES AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 29, 2015. NOTES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 29, 2015.

HOLDERS THAT SURRENDER THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is:

The Bank of New York Mellon

By Mail	By Hand Only	By Express Delivery Only
The Bank of New York Mellon	The Bank of New York Mellon	The Bank of New York Mellon
Global Corporate Trust	Global Corporate Trust	Global Corporate Trust
111 Sanders Creek Parkway	Corporate Trust Window	111 Sanders Creek Parkway
East Syracuse, NY 13057	101 Barclay Street, 1st Floor East	East Syracuse, NY 13057
Attention: Redemption Unit	New York, NY 10286	Attention: Redemption Unit

For Information:

1-800-254-2826

Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Company Notice dated May 1, 2015 of EnerSys, a Delaware corporation (the “Company”), and the accompanying Purchase Notice, relating to the offer to purchase by the Company, at the option of the holder thereof, the Company’s 3.375% Convertible Senior Notes due 2038 (the “Notes”) for $1,000 in cash per Note, subject to the terms and conditions of the Indenture, the Notes and related offer materials, as amended and supplemented from time to time (the “Offer”). Because the Purchase Date falls after the May 15, 2015 regular record date for the Notes and on the corresponding June 1, 2015 interest payment date, you will not receive a payment in respect of accrued and unpaid interest of your Notes surrendered for repurchase. Rather, the Company will pay the full amount of accrued and unpaid interest payable on June 1, 2015 to the Holders of record on May 15, 2015.

This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw the surrender of such Notes in the Offer if (1) Notes have been previously surrendered to the Paying Agent, or (2) delivery of such Notes has been previously made by book-entry transfer to the Paying Agent’s account at DTC pursuant to the book-entry transfer procedures described under the caption “Procedures to Be Followed by Holders Electing to Surrender Notes for Purchase” in the Company Notice.

*	The CUSIP Number has been assigned to this issue by the CUSIP Service Bureau and is included solely for the convenience of the holders of the Notes. Neither the Company nor the Trustee shall be responsible for the selection or use of the CUSIP Number, nor is any representation made as to its correctness on the Notes or as indicated in this notice.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for purchase to the Company of the Notes described below, which Notes were previously surrendered for purchase pursuant to the Company Notice.

The undersigned understands that the withdrawal of Notes previously surrendered in this Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Notes will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Purchase Notice. Such withdrawn Notes may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Purchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF NOTES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	CUSIP Number	Certificate Number(s)*	Aggregate Original Principal Amount Represented	Aggregate Original Principal Amount Being Withdrawn**	Aggregate Original Principal Amount Which Remains Subject to Purchase Notice

TOTAL ORIGINAL PRINCIPAL AMOUNT BEING WITHDRAWN

*	Need not be completed by holders who surrendered the Notes by book-entry transfer.
**	Unless otherwise indicated in the column labeled “Aggregate Original Principal Amount Being Withdrawn” and subject to the terms and conditions of the Company Notice, a holder will be deemed to have withdrawn the entire aggregate Original Principal Amount represented by the Notes indicated in the column labeled “Aggregate Original Principal Amount Represented.”

METHOD OF DELIVERY

☐	Check here if Notes were physically delivered to the Paying Agent.

☐	Check here if Notes were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering Institution:

(Please Print)

Address:

(Please Print)

Zip Code

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF

NOTES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered holder(s) of Notes exactly as his (their) name(s) appear(s) on certificate(s) for Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:	, 2015

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.: ( )

SIGNATURE GUARANTEE (IF REQUIRED)

Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Date:             , 2015.